Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-232835) pertaining to the ProSight Global, Inc. 2019 Equity Incentive Plan and the ProSight Global, Inc. 2019 Employee Stock Purchase Plan of our report dated February 23, 2021, with respect to the consolidated financial statements of ProSight Global, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

New York, New York

February 23, 2021